Exhibit 99

Media	Investors
Janis Smith	Bob Strickland
(415) 396-7711	(415) 396-0523
Tuesday, April 17, 2007
WELLS FARGO REPORTS RECORD QUARTERLY REVENUE, EPS,
NET INCOME
•	Record diluted earnings per share of $0.66, up 10 percent from prior year’s $0.60, up 13 percent (annualized) from fourth quarter 2006

•	Record net income of $2.24 billion, up 11 percent from prior year’s $2.02 billion, up 12 percent (annualized) from fourth quarter 2006

•	Record revenue up 10 percent from prior year

•	Average loans up 12 percent (annualized) from prior quarter, up 3 percent from prior year; up 13 percent from prior year excluding real estate 1-4 family first mortgages

•	Average core deposits* up 10 percent from prior year, up 9 percent (annualized) from prior quarter

•	Net interest margin of 4.95 percent, up 10 basis points from prior year, up 2 basis points from prior quarter

	Quarter ended
	Mar. 31 ,	Dec. 31 ,	Mar. 31 ,
	2007	2006	2006
Earnings
Diluted earnings per share	$0.66	$0.64	$0.60
Net income (in billions)	2.24	2.18	2.02
Asset Quality
Net charge-offs as % of avg. total loans	0.90%	0.92%	0.56%
Nonperforming assets as % of total loans	0.82	0.76	0.60
Other
Revenue (in billions)	$9.44	$9.41	$8.56
Average loans (in billions)	321.4	312.2	311.1
Average core deposits* (in billions)	290.6	283.8	257.5
Net interest margin	4.95%	4.93%	4.85%

* See Footnote 2 to Summary Financial Data, page 11.

SAN FRANCISCO – Wells Fargo & Company (NYSE:WFC) reported record diluted earnings per common share of $0.66 for first quarter 2007, up 10 percent from $0.60 in first quarter 2006. Net income was a record $2.24 billion, up 11 percent from $2.02 billion in first quarter 2006.
“Once again, our talented team delivered outstanding, industry-leading results with solid double-digit growth in revenue, net income and earnings per share,” said Chairman and CEO Dick Kovacevich. “We achieved this broad-based, record breaking performance despite a downturn in some housing markets and a flat to inverted yield curve because our team members, guided by our vision and values, are relentlessly focused on satisfying all our customers’ financial needs and helping them succeed financially. By collaborating together effectively as ‘One Wells Fargo,’ they’re also, instinctively and naturally, putting what’s best for the customer first and thus making it easier and adding greater value for our customers to do more business with us. As a result of our outstanding financial performance and conservative risk management, Wells Fargo Bank, N.A. is now the only U.S. bank, and one of only two worldwide, to have the highest credit rating from both Moody’s Investors Service and Standard & Poor’s Ratings Services.”
Financial Performance
Diluted earnings per share were a record $0.66, up 10 percent from $0.60 earned in first quarter 2006 and up 13 percent (annualized) from $0.64 in fourth quarter 2006. “We are very pleased to report, once again, solid, double-digit growth and record results,” said Chief Financial Officer Howard Atkins. “In the last five years, Wells Fargo has grown earnings per share at a double-digit pace in 17 of the past 20 quarters. The results in first quarter 2007 were notable for the balance across our broadly diverse business segments, for continued improvement in operating margins, and for a modest decline in net credit losses from fourth quarter levels. In terms of business performance, growth was once again well balanced between consumer and commercial with most of our 80 plus businesses producing double-digit earnings or revenue growth in the quarter. In terms of operating margins, net interest margin improved to 4.95 percent, up 10 basis points from a year ago; return on assets, which includes credit costs, improved to 1.89 percent, up 17 basis points from a year ago; operating leverage was positive with revenue growth of 10 percent exceeding 9 percent expense growth; and return on equity remained strong at 19.7 percent, among the best in the industry. Earnings growth and operating margins were solid and improved in first quarter, despite an increase in nonperforming assets and credit charge-offs from a year ago, reflecting in large part our ongoing discipline in managing our businesses and balance sheet for industry-leading risk-adjusted returns.”
Revenue
Revenue of $9.4 billion was another record, up $886 million, or 10 percent, from a year ago. “Community Banking and Wholesale Banking revenue growth was 12 percent and 15 percent, respectively, reflecting the strength and balance of our business model,” said Atkins. Businesses with double-digit, or near double-digit, year-over-year revenue growth included commercial banking, asset-based lending, asset management, international/trade finance, capital markets, real estate brokerage, business direct, wealth management, card services, home equity lending, personal credit management, corporate trust and home mortgage. Year-over-year revenue growth was driven by growth in net interest income and particularly strong increases in fee income across products and services, reflecting continued growth in cross-sell. “Given the deterioration in the nonprime mortgage market during the first quarter, we took a number of actions that reduced revenue by approximately $90 million (pre tax), including reducing the carrying value of all nonprime loans in our mortgage warehouse and providing for additional estimated early payment default losses on securitized mortgages. In addition, given the decline in mortgage rates during the quarter, revenue was reduced by $34 million (pre tax) reflecting the decline in the value of mortgage servicing rights net of hedging,” said Atkins.
Loans
Average loans increased $10.3 billion, or 3 percent, to $321.4 billion from a year ago. Excluding real estate 1-4 family first mortgages – the loan category affected by the sales of adjustable rate mortgages (ARMs) last year – total average loans grew by $30.2 billion, or 13 percent, from first quarter 2006. On a linked-quarter basis, average total loans grew $9.3 billion, or 12 percent (annualized). Since the ARM sales were completed prior to fourth quarter 2006, the 12 percent (annualized) linked-quarter loan growth was not impacted by any ARM sales.
Average commercial and commercial real estate loans increased $12.3 billion, or 11 percent, from first quarter 2006 and increased $3.5 billion, or 12 percent (annualized), from fourth quarter 2006, marking the 10th consecutive quarter of double-digit, year-over-year commercial loan growth. Middle market lending, specialized financial services, commercial real estate, small business lending (Business Direct) and asset-based lending all had double-digit loan growth from first quarter 2006.
Average consumer loans decreased $2.8 billion from first quarter 2006 due to the previous sales of ARMs. Excluding real estate 1-4 family first mortgages, average consumer loans increased $17.1 billion, or 14 percent, from a year ago. Average real estate 1-4 family junior lien mortgages, credit card, and other revolving credit and installment loans grew at double-digit rates from a year ago. On a linked-quarter basis, average consumer loans grew 12 percent (annualized).
Deposits
Average core deposits increased $33.1 billion, or 13 percent, to $290.6 billion year over year and increased 10 percent (annualized) on a linked-quarter basis. Core deposits now include certain funds that were previously swept into non-deposit products. Including only the growth in these funds from the date of conversion to deposits, average core deposits grew 10 percent year over year and 9 percent (annualized) on a linked-quarter basis.
Average mortgage escrow deposits were $20.6 billion, up $5.1 billion from first quarter 2006 and up $0.4 billion on a linked-quarter basis. Average retail core deposits grew $9.9 billion, or 5 percent, from first quarter 2006 and increased $3.7 billion, or 7 percent (annualized), on a linked-quarter basis. Average net new consumer checking accounts grew 5.2 percent from first quarter 2006.
Net Interest Income
Net interest income increased 3 percent from first quarter 2006 driven by a one percent increase in average earnings assets and a 10 basis point increase in the net interest margin. The completion of the sales of ARMs and lower-yielding investment securities last year reduced the earning asset growth rate year over year, but also helped boost net interest margin. Net interest margin continued to benefit from growth in core deposits. On a linked-quarter basis, net interest income was down $40 million, or 3 percent (annualized), largely due to two fewer days in the quarter, and a decline in the mortgage loan warehouse. On a linked-quarter basis, net interest margin increased two basis points to 4.95 percent.
Noninterest Income
Noninterest income increased $746 million, or 20 percent, from first quarter 2006. “Growth in fee income was strong across the board, reflecting our ongoing success in cross-selling products and services to both consumer and commercial relationships,” said Atkins. Deposit service fees rose 10 percent reflecting solid growth in deposit balances and accounts; trust and investment fees rose

10 percent reflecting increases in equity/bond markets from a year ago and success in building new wealth management relationships; debit and credit card fees rose 22 percent reflecting deeper penetration rates and increased activity; insurance fees rose 10 percent reflecting higher sales; and mortgage banking fee income increased due to an increase in originations and a 41 percent increase in gross servicing income, including the $140 billion servicing portfolio acquired last year. Capital markets activities were generally strong in the quarter, although at $97 million, equity gains were $88 million below 2006 average quarterly gains of $185 million. In line with its asset/liability management process, the Company sold $4 billion of its lowest-yielding bonds in the quarter at a gain of $29 million. At March 31, 2007, the net unrealized gain on securities available for sale was $948 million.
Noninterest Expense
Noninterest expense was up $452 million, or 9 percent, from first quarter 2006. In the last 12 months, the Company opened 104 retail banking stores and added 7,600 team members (full-time equivalents). On a linked-quarter basis, noninterest expense increased $115 million, or 9 percent (annualized). Expenses in first quarter 2007 included $50 million of stock option expense, $29 million of seasonal FICA expenses and $16 million of acquisition-related integration costs.
Income Taxes
On January 1, 2007, the Company adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48). Implementation of FIN 48 did not result in a cumulative effect adjustment to retained earnings. At January 1, 2007, the total amount of unrecognized tax benefits was $3.1 billion, of which $1.4 billion related to tax benefits that, if recognized, would not impact the annual effective tax rate. During the quarter, $119 million of net tax benefits were recorded, primarily reflecting the resolution of certain outstanding Federal income tax matters.
Credit Quality
“First quarter 2007 credit results were in line with our expectations,” said Chief Credit Officer Mike Loughlin. First quarter 2007 net credit losses were $715 million (0.90 percent of average loans, annualized), down from $726 million (0.92 percent) in fourth quarter 2006, and up from $433 million (0.56 percent) in first quarter 2006, which was positively impacted by historically low personal bankruptcies after the fourth quarter 2005 bankruptcy spike caused by the then impending change in the bankruptcy law.
“We are pleased that auto related losses, while still at historically elevated levels, have stabilized, and our intensive management efforts, in both collections and underwriting, resulted in lower first quarter loss rates compared with third and fourth quarter 2006,” said Loughlin. “Total 30 day or greater auto delinquency balances have declined about 25 percent from peak December 2006 levels due to seasonality and improved collections. Losses remained at predicted levels in our consumer unsecured and small business portfolios, and we continued to experience historically low losses in our commercial portfolios.
“We are experiencing higher losses in our home equity portfolio relative to the historically low and unsustainable levels experienced in 2006. We see particular stress in certain regional markets and in loans acquired from correspondents. We have tightened our underwriting standards and are focusing additional collections resources on targeted portfolio segments. We expect higher but manageable losses throughout 2007 in the home equity portfolio.

“With the well-publicized disruption in the nonprime residential real estate market, let me highlight a few important facts about Wells Fargo’s nonprime mortgages. The vast majority of nonprime mortgages originated at Wells Fargo Home Mortgage are sold to the secondary market. Most nonprime loans held on our balance sheet were offered through Wells Fargo Financial. Most of these loans were debt consolidation refinances to help the customer improve their financial situation. We conduct a tangible benefits test for each loan, and we do not offer negative amortization products. Approximately half these loans are fixed rate and we underwrite all loans to the customer’s ability to afford current and projected payments based on a fully indexed rate. All of these loans at Wells Fargo Financial were originated by team members; none were from third party brokers or correspondents.
“We conservatively underwrite Wells Fargo Financial real estate secured loans. Income is verified for all borrowers; there are no reduced documentation or stated income programs. Borrowers must have what we call minimum ‘residual’ income or cash flow after all debt service to qualify for these loans. While we are confident our portfolio will continue to perform better than the industry, we purchased private mortgage insurance on higher loan-to-value loans to mitigate our risk. Our total residential real estate portfolio is geographically diverse and we believe the portfolio has a minimal amount of adjustable mortgage rate reset risk in the next 12 months.”
Total nonperforming assets were $2.67 billion (0.82 percent of loans) at March 31, 2007 compared with $2.42 billion (0.76 percent) at December 31, 2006 and $1.85 billion (0.60 percent) one year ago, including, respectively, $381 million, $322 million, and $227 million of Government National Mortgage Association (GNMA) repurchased loans, fully insured or guaranteed. “Commercial nonperforming assets continued to be at historically low levels, and our loan impairment analysis indicates only modest loss potential,” said Loughlin. “We are constantly monitoring residential mortgage and auto nonperforming levels and have active programs to determine the best strategy to hold and workout or sell these assets.”
The total of loans 90 days or more past due and still accruing was $4.81 billion, $5.07 billion and $3.41 billion at March 31, 2007, December 31, 2006, and March 31, 2006, respectively. For the same periods, the total included $3.68 billion, $3.91 billion and $2.68 billion, respectively, in advances pursuant to our servicing agreements to GNMA mortgage pools whose repayments are insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs.

Loans 90 Days or More Past Due and Still Accruing
(Excluding Insured/Guaranteed GNMA Balances)
	Mar. 31	,	Dec. 31	,	Mar. 31	,
(in millions)	2007		2006		2006
Commercial and commercial real estate:
Commercial	$29		$15		$17
Other real estate mortgage	4		3		4
Real estate construction	5		3		13

Total commercial and commercial real estate	38		21		34
Consumer:
Real estate 1-4 family first mortgage	159		154		92
Real estate 1-4 family junior lien mortgage	64		63		47
Credit card	272		262		158
Other revolving credit and installment	560		616		364

Total consumer	1,055		1,095		661
Foreign	36		44		37

Total	$1,129		$1,160		$732

Business Segment Performance
Wells Fargo has three lines of business for management reporting: Community Banking, Wholesale Banking and Wells Fargo Financial. Net income for each of the three business segments was:

	First Quarter		%
(in millions)	2007	2006	Change
Community Banking	$1,532	$1,210	27%
Wholesale Banking	598	528	13
Wells Fargo Financial	114	280	(59)

“As ‘One Wells Fargo,’ our team continues to focus on working together to satisfy all of our customers’ financial needs,” said President and COO John Stumpf. “Yet again this quarter we saw the tremendous power of our diversified business model as our Company produced strong, broad-based results. Our customers are deepening their relationships with us, adding products and services, as illustrated by a new record in consumer cross-sell this quarter. At the same time, we continued to see significant improvement in customer loyalty and satisfaction measures.”
More financial information about the business segments is on page 24.
Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including investment, insurance and trust services primarily in 23 midwestern and western states, and mortgage and home equity loans in all 50 states.
Selected Financial Information

	First Quarter		%
(in millions)	2007	2006	Change
Total revenue	$6,071	$5,399	12%
Provision for credit losses	306	189	62
Noninterest expense	3,640	3,387	7
Net income	1,532	1,210	27
Average loans (in billions)	180.8	190.4	(5)
Average assets (in billions)	307.0	314.8	(2)

•	Wealth Management Group Highlights
	o	Revenue up 12 percent from prior year
	o	Brokerage assets under administration up 17 percent from prior year
	o	Brokerage revenue up 25 percent from prior year
	o	Private bankers up 13 percent from prior year to 800 at March 31, 2007

•	Internet Highlights
	o	Active online consumers of 9.0 million, up 18 percent from prior year, reaching 63 percent of consumer checking accounts
	o	Bill payment and presentment customers of 5.1 million, up 38 percent from prior year
	o	880,000 active online small business customers, up 24 percent from prior year
Community Banking reported net income of $1.53 billion, up 27 percent from first quarter 2006 due primarily to growth in retail banking and home mortgage net income. Net interest income declined $32 million, or 1 percent, compared with first quarter 2006, due to a decline in earning assets that resulted from sales of ARMs at the end of first quarter 2006. The decline related to ARM sales was partially offset by an improvement in net interest margin of 21 basis points to 5.03 percent in first quarter 2007, despite pressures from the flat-to-inverted yield curve. Noninterest income increased $704 million, or 33 percent, compared with first quarter 2006. The growth was due primarily to higher fee income related to mortgage and consumer loans, cards, brokerage and deposit service charges. Noninterest expense increased $253 million, or 7 percent, primarily due to growth in personnel expenses, while the provision for credit losses increased $117 million, or 62 percent, primarily due to higher losses in credit card and equity lending.

Regional Banking Highlights
•	Core product solutions (sales) of 4.96 million, up 13 percent from prior year on a comparable basis
•	Record retail bank household cross-sell of 5.3 products per retail bank household
•	Sales of Wells Fargo Packages® (a checking account and at least three other products) up 29 percent from prior year
•	Net consumer checking accounts up 5.2 percent from prior year
•	Store-based customer loyalty scores continued to improve, up 12 percent from prior year
•	Added 1,514 platform banker FTEs from prior year
•	Business Banking
	o	Store-based business solutions up 19 percent from prior year on a comparable basis
	o	Loans to small businesses (loans primarily less than $100,000 on our Business Direct platform) grew 19 percent from prior year
	o	Net business checking accounts up 4.5 percent from prior year
	o	Business Banking household cross-sell at 3.4, up from 3.0 in prior year
“Our highly-engaged, talented and hard-working team members continued to make progress on delivering a great experience for our customers,” said Carrie Tolstedt, group EVP, Community Banking. “We had another strong quarter, with 4.96 million core product solutions provided to customers, up 13 percent from prior year on a comparable basis. Our retail bank household cross-sell rose to a record high of 5.3, and 65 percent of new checking account customers purchased Wells Fargo Packages. We’ve conducted more than 1.6 million store-based customer surveys since January 2004, and we continue to perform 50,000 surveys per month. For customers transacting at the teller line, welcoming and wait time survey scores were up 20 percent and customer loyalty scores improved 12 percent from same period last year. During first quarter, we also opened 18 banking stores, added 57 new webATM® machines and converted 151 ATMs in Central California to Envelope-FreeSM webATM machines to better serve our customers.”

Home Mortgage and Home Equity Highlights
•	Mortgage originations of $68 billion, up 3 percent from prior year
•	Mortgage applications of $113 billion, up 19 percent from prior year
•	Mortgage application pipeline of $57 billion, up 19 percent from prior quarter
•	Record owned mortgage servicing portfolio of $1.40 trillion, up 34 percent from prior year and up 9 percent (annualized) from prior quarter
•	National Home Equity Group portfolio of $79 billion
“Our culture of conservative underwriting of nonprime credit and a very strong commitment to fair and responsible lending to customers across the credit spectrum has served us well in these turbulent times in the mortgage industry,” said Mark Oman, senior EVP, Home and Consumer Finance Group. “Wells Fargo’s responsible lending principles, with a focus on the consumer’s ability to repay, and setting loan terms and features that are appropriate to the consumer’s circumstances have resulted in significantly better credit performance than the majority of the competitors in the industry. However, given the current uncertainties in the housing and capital markets, Home Mortgage has further tightened its underwriting guidelines. Loans underwritten prior to these guideline changes were either sold or marked to market during the quarter and have been fully reflected in first quarter results.

Nonprime applications of $7.4 billion were down 15 percent on a linked-quarter basis, reflecting the underwriting changes made during the quarter.
“With prime mortgage rates in the 6.00-6.25 percent range, the issues confronting the nonprime segment did not dampen demand for prime mortgages. In fact, total first quarter 2007 application volume of $113 billion was up 26 percent on a linked-quarter basis. Prime applications of $105.1 billion were up 29 percent on a linked-quarter basis.”
Wholesale Banking serves customers coast to coast, including middle market banking, corporate banking, commercial real estate, treasury management, asset-based lending, insurance brokerage, foreign exchange, trade services, specialized lending, equipment finance, capital markets activities and institutional investments.
Selected Financial Information

	First Quarter		%
(in millions)	2007	2006	Change
Total revenue	$2,046	$1,776	15%
Provision (reversal of provision) for credit losses	13	(2)	—
Noninterest expense	1,137	992	15
Net income	598	528	13
Average loans (in billions)	77.9	67.6	15
Average assets (in billions)	101.0	95.9	5

•	Eastdil Secured represented Blackstone Group in its purchase of Equity Office Properties Trust
•	Electronic collection transactions surpassed paper collection transactions for the first time in February
•	Desktop Deposit® service named Computerworld magazine’s “Best in Class for 2007”
“The Wholesale Banking team achieved strong results across a broad spectrum of business lines,” said Dave Hoyt, senior EVP, Wholesale Banking Group. “We continue to deliver a wide range of products and services to our customers through robust sales and distribution teams.
“After integrating recent acquisitions with our existing funds business, half of our mutual funds were in Lipper’s top two quintiles for performance over the three year period ending February 28, 2007. We’re making strong gains in the asset management business, with 11 percent growth in assets under management year over year and now have the third-largest bank-owned portfolio of mutual funds.
“Our customers continue to transition from paper to electronic financial services; their electronic collections surpassed paper collections for the first time in February. Active users of our Commercial Electronic Office® portal were up nearly 30 percent from the same period last year. Checks processed electronically through our internet-based industry-leading remote Desktop Deposit service during the quarter totaled $38 billion. With Wells Fargo, business customers of every size and type can successfully and affordably share in the benefits of the paper-to-electronic evolution.”
Wholesale Banking reported net income of $598 million in first quarter 2007, up 13 percent from a year ago. Revenue increased 15 percent, driven by strong loan and deposit growth and higher fee income. Average loans reached $78 billion, up 15 percent from first quarter 2006, with double digit increases across nearly all wholesale lending businesses. Average deposits grew $25 billion, all in interest-bearing balances, reflecting a mix of organic growth and the conversions in 2006 of customer sweep accounts from off-balance sheet money market funds into Wells Fargo deposits. Noninterest income increased $169 million due to higher trust and investment income, insurance revenue, commercial real estate brokerage fees and capital markets activity. Noninterest expense increased $145 million mainly from higher personnel-related costs including team member additions and higher incentive payments, along with higher expenses from our acquisitions, expenses related to higher sales volumes and investments in new offices, businesses and systems. On a linked-quarter basis, Wholesale Banking net income rose $90 million, or 18 percent, driven by capital markets activity and seasonality in our insurance businesses.
Wells Fargo Financial offers consumer loans primarily through real estate-secured debt consolidation products, automobile financing, consumer and private-label credit cards and commercial services to consumers and businesses throughout the United States, Canada, Puerto Rico and the Pacific Rim.
Selected Financial Information

	First Quarter		%
(in millions)	2007	2006	Change
Total revenue	$1,324	$1,380	(4)%
Provision for credit losses	396	246	61
Noninterest expense	749	695	8
Net income	114	280	(59)
Average loans (in billions)	62.7	53.1	18
Average assets (in billions)	68.3	58.7	16

•	Average loans up 18 percent from first quarter 2006
	o	Real estate-secured receivables up 20 percent to $23.6 billion
	o	Auto finance receivables up 23 percent to $27.6 billion
“Net income decreased over the first quarter of 2006 because of the $127 million gain we realized on the sale of our consumer lending business in Puerto Rico a year ago, plus the higher provision we took for credit losses this year,” said Tom Shippee, Wells Fargo Financial president and CEO. “The higher credit losses year over year were due, in part, to lower than normal bankruptcy charge-offs and higher recoveries early in 2006. Additionally, the auto lending losses were up from a year ago, but declined on a linked-quarter basis.
“Our real estate lending business remained on solid ground. Wells Fargo Financial’s real estate-secured lending portfolio performed well in a quarter when many other companies’ nonprime lending businesses suffered. We attribute our strong credit quality to our disciplined business model and underwriting at Wells Fargo Financial, where we do not offer riskier residential real estate products such as teaser rates, stated-income loans and no documentation loans. Real estate delinquencies continued to be within our expectations, well-below industry trends and showed improvement over the fourth quarter.
“In terms of auto lending – our other large business – we continued to make steady progress as a result of changes we implemented in the second half of 2006 to reduce delinquencies and charge-offs. Improved processes, reduced originations – intended to improve collections capacity – and increased staffing levels in collections have all had a positive impact. These changes in the auto business resulted in decreased losses of $27 million in the first quarter and an improvement of approximately 25 percent in the auto portfolio’s 30-plus day delinquency rates.”
Wells Fargo Financial reported net income of $114 million, down 59 percent from a year ago. Revenue of $1.32 billion was driven by an increase in net interest income from continued growth in the real estate and auto loan portfolios. Revenue decreased $56 million from first quarter 2006, despite growth in net interest income, because of the gain in first quarter 2006 from the sale of the Puerto Rican business. Average loans grew 18 percent to $62.7 billion. Noninterest expense was $749 million, up 8 percent from first quarter 2006, driven by normal annual increases in personnel costs, as well as the staffing level increases in collections and other investments in business processes.
Recorded Message
A recorded message reviewing Wells Fargo’s results and characteristics of several of the loan portfolios will be available at 5:30 a.m. Pacific Time through April 20, 2007. Dial 877-660-6853 (domestic) or 201-612-7415 (international). Enter the account number 286 and conference ID 236054#. The call is also available on the internet at www.wellsfargo.com/ir and http://www.vcall.com/IC/CEPage.asp?ID=115230.
The following appears in accordance with the Private Securities Litigation Reform Act of 1995:
This news release contains forward-looking statements about the Company, including statements about credit quality and credit loss potential generally and specifically the statements that we expect higher but manageable losses in our home equity loan portfolio throughout 2007, that we believe our residential real estate loan portfolio has a minimal amount of adjustable mortgage rate reset risk in the next 12 months, and that we are confident that our Wells Fargo Financial real estate secured loan portfolio will continue to perform better than the industry generally. Do not unduly rely on forward-looking statements. They give our expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.
There are a number of factors that could cause results to differ significantly from our expectations, including a deterioration of the credit quality of our home equity and real estate secured loan portfolios due to higher interest rates, increased unemployment, a decline in home values or other economic factors. For a discussion of factors that may cause actual results to differ from expectations, refer to our Annual Report on Form 10-K for the year ended December 31, 2006, including information incorporated into the Form 10-K from our 2006 Annual Report to Stockholders, filed as Exhibit 13 to the Form 10-K.
Any factor described in this news release or in any document referred to in this news release could, by itself or together with one or more other factors, adversely affect the Company’s business, earnings and/or financial condition.
Wells Fargo & Company is a diversified financial services company with $486 billion in assets, providing banking, insurance, investments, mortgage and consumer finance through more than 6,000 stores and the internet (wellsfargo.com) across North America and internationally. Wells Fargo Bank, N.A. is the only bank in the U.S., and one of only two banks worldwide, to have the highest credit rating from both Moody’s Investors Service, “Aaa,” and Standard & Poor’s Ratings Services, “AAA.”
# # #

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter ended			% Change Mar. 31, 2007 from
	Mar. 31 ,	Dec. 31 ,	Mar. 31 ,	Dec. 31 ,	Mar. 31 ,
($ in millions, except per share amounts)	2007	2006	2006	2006	2006

For the Quarter
Net income	$2,244	$2,181	$2,018	3%	11%
Diluted earnings per common share	0.66	0.64	0.60	3	10
Profitability ratios (annualized):
Net income to average total assets (ROA)	1.89%	1.79%	1.72%	6	10
Net income to average stockholders’ equity (ROE)	19.65	18.99	19.89	3	(1)
Efficiency ratio (1)	58.5	57.5	59.3	2	(1)
Total revenue	$9,441	$9,413	$8,555	—	10
Dividends declared per common share	0.28	0.28	0.26	—	8
Average common shares outstanding	3,376.0	3,379.4	3,358.3	—	1
Diluted average common shares outstanding	3,416.1	3,424.0	3,395.7	—	1
Average loans	$321,429	$312,166	$311,132	3	3
Average assets	482,105	482,585	475,195	—	1
Average core deposits (2)	290,586	283,790	257,466	2	13
Average retail core deposits (3)	223,729	220,025	213,876	2	5
Net interest margin	4.95%	4.93%	4.85%	—	2
At Quarter End
Securities available for sale	$45,443	$42,629	$51,195	7	(11)
Loans	325,487	319,116	306,676	2	6
Allowance for loan losses	3,772	3,764	3,845	—	(2)
Goodwill	11,275	11,275	11,050	—	2
Assets	485,901	481,996	492,428	1	(1)
Core deposits (2)	296,469	288,068	263,136	3	13
Stockholders’ equity	46,135	45,876	41,961	1	10
Capital ratios:
Stockholders’ equity to assets	9.49%	9.52%	8.52%	—	11
Risk-based capital (4)
Tier 1 capital	8.71	8.95	8.30	(3)	5
Total capital	12.11	12.50	11.49	(3)	5
Tier 1 leverage (4)	7.83	7.89	7.13	(1)	10
Book value per common share	$13.77	$13.58	$12.50	1	10
Team members (active, full-time equivalent)	159,600	158,000	152,000	1	5
Common Stock Price
High	$36.64	$36.99	$32.76	(1)	12
Low	33.01	34.90	30.31	(5)	9
Period end	34.43	35.56	31.94	(3)	8

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
(2)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, market rate and other savings, and certain foreign deposits (Eurodollar sweep balances). During 2006, certain customer accounts (largely Wholesale Banking) were converted to deposit balances in the form of Eurodollar sweep accounts from off-balance sheet money market funds and repurchase agreements. Included in average core deposits were converted balances of $9,888 million, $8,888 million and $1,234 million for the quarters ended March 31, 2007, December 31, 2006, and March 31, 2006, respectively. Average core deposits increased 10% from first quarter 2006 and 9% (annualized) from fourth quarter 2006, not including these converted balances.
(3)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.
(4)	The March 31, 2007, ratios are preliminary.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,	June 30 ,	Mar. 31 ,
($ in millions, except per share amounts)	2007	2006	2006	2006	2006

For the Quarter
Net income	$2,244	$2,181	$2,194	$2,089	$2,018
Diluted earnings per common share	0.66	0.64	0.64	0.61	0.60
Profitability ratios (annualized):
Net income to average total assets (ROA)	1.89%	1.79%	1.76%	1.71%	1.72%
Net income to average stockholders’ equity (ROE)	19.65	18.99	20.00	19.76	19.89
Efficiency ratio (1)	58.5	57.5	56.9	58.9	59.3
Total revenue	$9,441	$9,413	$8,934	$8,789	$8,555
Dividends declared per common share	0.28	0.28	—	0.54	0.26
Average common shares outstanding	3,376.0	3,379.4	3,371.9	3,363.8	3,358.3
Diluted average common shares outstanding	3,416.1	3,424.0	3,416.0	3,404.4	3,395.7
Average loans	$321,429	$312,166	$303,980	$300,388	$311,132
Average assets	482,105	482,585	494,679	491,456	475,195
Average core deposits (2)	290,586	283,790	269,725	264,129	257,466
Average retail core deposits (3)	223,729	220,025	214,294	214,904	213,876
Net interest margin	4.95%	4.93%	4.79%	4.76%	4.85%
At Quarter End
Securities available for sale	$45,443	$42,629	$52,635	$71,420	$51,195
Loans	325,487	319,116	307,491	300,622	306,676
Allowance for loan losses	3,772	3,764	3,799	3,851	3,845
Goodwill	11,275	11,275	11,192	11,091	11,050
Assets	485,901	481,996	483,441	499,516	492,428
Core deposits (2)	296,469	288,068	270,818	268,350	263,136
Stockholders’ equity	46,135	45,876	44,862	41,894	41,961
Capital ratios:
Stockholders’ equity to assets	9.49%	9.52%	9.28%	8.39%	8.52%
Risk-based capital (4)
Tier 1 capital	8.71	8.95	8.74	8.35	8.30
Total capital	12.11	12.50	12.34	11.82	11.49
Tier 1 leverage (4)	7.83	7.89	7.41	6.99	7.13
Book value per common share	$13.77	$13.58	$13.30	$12.46	$12.50
Team members (active, full-time equivalent)	159,600	158,000	156,400	154,300	152,000
Common Stock Price
High	$36.64	$36.99	$36.89	$34.86	$32.76
Low	33.01	34.90	33.36	31.90	30.31
Period end	34.43	35.56	36.18	33.54	31.94

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
(2)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, market rate and other savings, and certain foreign deposits (Eurodollar sweep balances). During 2006, certain customer accounts (largely Wholesale Banking) were converted to deposit balances in the form of Eurodollar sweep accounts from off-balance sheet money market funds and repurchase agreements. Included in average core deposits were converted balances of $9,888 million, $8,888 million, $3,343 million, $2,771 million and $1,234 million for the quarters ended March 31, 2007, December 31, 2006, September 30, 2006, June 30, 2006, and March 31, 2006, respectively.
(3)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.
(4)	The March 31, 2007, ratios are preliminary.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended March 31		,	%
(in millions, except per share amounts)	2007	2006		Change

INTEREST INCOME
Trading assets	$53	$69		(23)%
Securities available for sale	686	663		3
Mortgages held for sale	530	609		(13)
Loans held for sale	15	11		36
Loans	6,764	6,110		11
Other interest income	91	70		30

Total interest income	8,139	7,532		8

INTEREST EXPENSE
Deposits	1,857	1,482		25
Short-term borrowings	136	270		(50)
Long-term debt	1,136	910		25

Total interest expense	3,129	2,662		18

NET INTEREST INCOME	5,010	4,870		3
Provision for credit losses	715	433		65

Net interest income after provision for credit losses	4,295	4,437		(3)

NONINTEREST INCOME
Service charges on deposit accounts	685	623		10
Trust and investment fees	731	663		10
Card fees	470	384		22
Other fees	511	488		5
Mortgage banking	790	415		90
Operating leases	192	201		(4)
Insurance	399	364		10
Net gains (losses) on debt securities available for sale	31	(35)		—
Net gains from equity investments	97	190		(49)
Other	525	392		34

Total noninterest income	4,431	3,685		20

NONINTEREST EXPENSE
Salaries	1,867	1,672		12
Incentive compensation	742	668		11
Employee benefits	665	589		13
Equipment	337	335		1
Net occupancy	365	336		9
Operating leases	153	161		(5)
Other	1,397	1,313		6

Total noninterest expense	5,526	5,074		9

INCOME BEFORE INCOME TAX EXPENSE	3,200	3,048		5
Income tax expense	956	1,030		(7)

NET INCOME	$2,244	$2,018		11

EARNINGS PER COMMON SHARE	$0.66	$0.60		10
DILUTED EARNINGS PER COMMON SHARE	$0.66	$0.60		10
DIVIDENDS DECLARED PER COMMON SHARE	$0.28	$0.26		8
Average common shares outstanding	3,376.0	3,358.3		1
Diluted average common shares outstanding	3,416.1	3,395.7		1

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
	Mar. 31	,	Dec. 31	,	Sept. 30	,	June 30	,	Mar. 31	,
(in millions, except per share amounts)	2007		2006		2006		2006		2006

INTEREST INCOME
Trading assets	$53		$46		$45		$65		$69
Securities available for sale	686		726		1,014		875		663
Mortgages held for sale	530		627		702		808		609
Loans held for sale	15		13		12		11		11
Loans	6,764		6,701		6,555		6,245		6,110
Other interest income	91		118		71		73		70

Total interest income	8,139		8,231		8,399		8,077		7,532

INTEREST EXPENSE
Deposits	1,857		1,901		1,997		1,794		1,482
Short-term borrowings	136		162		271		289		270
Long-term debt	1,136		1,118		1,084		1,010		910

Total interest expense	3,129		3,181		3,352		3,093		2,662

NET INTEREST INCOME	5,010		5,050		5,047		4,984		4,870
Provision for credit losses	715		726		613		432		433

Net interest income after provision for credit losses	4,295		4,324		4,434		4,552		4,437

NONINTEREST INCOME
Service charges on deposit accounts	685		695		707		665		623
Trust and investment fees	731		735		664		675		663
Card fees	470		481		464		418		384
Other fees	511		550		509		510		488
Mortgage banking	790		677		484		735		415
Operating leases	192		190		192		200		201
Insurance	399		299		313		364		364
Net gains (losses) on debt securities available for sale	31		51		121		(156)		(35)
Net gains from equity investments	97		256		159		133		190
Other	525		429		274		261		392

Total noninterest income	4,431		4,363		3,887		3,805		3,685

NONINTEREST EXPENSE
Salaries	1,867		1,812		1,769		1,754		1,672
Incentive compensation	742		793		710		714		668
Employee benefits	665		501		458		487		589
Equipment	337		339		294		284		335
Net occupancy	365		367		357		345		336
Operating leases	153		157		155		157		161
Other	1,397		1,442		1,338		1,435		1,313

Total noninterest expense	5,526		5,411		5,081		5,176		5,074

INCOME BEFORE INCOME TAX EXPENSE	3,200		3,276		3,240		3,181		3,048
Income tax expense	956		1,095		1,046		1,092		1,030

NET INCOME	$2,244		$2,181		$2,194		$2,089		$2,018

EARNINGS PER COMMON SHARE	$0.66		$0.65		$0.65		$0.62		$0.60
DILUTED EARNINGS PER COMMON SHARE	$0.66		$0.64		$0.64		$0.61		$0.60
DIVIDENDS DECLARED PER COMMON SHARE	$0.28		$0.28		$—		$0.54		$0.26
Average common shares outstanding	3,376.0		3,379.4		3,371.9		3,363.8		3,358.3
Diluted average common shares outstanding	3,416.1		3,424.0		3,416.0		3,404.4		3,395.7

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

	% Change
						Mar. 31, 2007 from
	Mar. 31 ,	Dec. 31 ,	Mar. 31 ,	Dec. 31	,	Mar. 31	,
(in millions, except shares)	2007	2006	2006	2006		2006

ASSETS
Cash and due from banks	$12,485	$15,028	$13,224	(17	) %	(6	) %
Federal funds sold, securities purchased under resale agreements and other short-term investments	4,668	6,078	4,954	(23)		(6)
Trading assets	6,525	5,607	9,930	16		(34)
Securities available for sale	45,443	42,629	51,195	7		(11)
Mortgages held for sale (includes $25,807 million carried at fair value at March 31, 2007)	32,286	33,097	43,521	(2)		(26)
Loans held for sale	829	721	629	15		32
Loans	325,487	319,116	306,676	2		6
Allowance for loan losses	(3,772)	(3,764)	(3,845)	—		(2)

Net loans	321,715	315,352	302,831	2		6

Mortgage servicing rights:
Measured at fair value (residential MSRs)	17,779	17,591	13,800	1		29
Amortized	400	377	142	6		182
Premises and equipment, net	4,864	4,698	4,493	4		8
Goodwill	11,275	11,275	11,050	—		2
Other assets	27,632	29,543	36,659	(6)		(25)

Total assets	$485,901	$481,996	$492,428	1		(1)

LIABILITIES
Noninterest-bearing deposits	$89,067	$89,119	$88,701	—		—
Interest-bearing deposits	222,090	221,124	219,604	—		1

Total deposits	311,157	310,243	308,305	—		1
Short-term borrowings	13,181	12,829	21,350	3		(38)
Accrued expenses and other liabilities	25,101	25,903	36,312	(3)		(31)
Long-term debt	90,327	87,145	84,500	4		7

Total liabilities	439,766	436,120	450,467	1		(2)

STOCKHOLDERS’ EQUITY
Preferred stock	740	384	634	93		17
Common stock - $1-2/3 par value, authorized 6,000,000,000 shares; issued 3,472,762,050 shares	5,788	5,788	5,788	—		—
Additional paid-in capital	7,875	7,739	7,479	2		5
Retained earnings	36,439	35,277	31,750	3		15
Cumulative other comprehensive income	289	302	576	(4)		(50)
Treasury stock - 122,242,186 shares, 95,612,189 shares and 115,124,934 shares	(4,204)	(3,203)	(3,587)	31		17
Unearned ESOP shares	(792)	(411)	(679)	93		17

Total stockholders’ equity	46,135	45,876	41,961	1		10

Total liabilities and stockholders’ equity	$485,901	$481,996	$492,428	1		(1)

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,	June 30 ,	Mar. 31 ,
(in millions)	2007	2006	2006	2006	2006

ASSETS
Cash and due from banks	$12,485	$15,028	$12,591	$14,069	$13,224
Federal funds sold, securities purchased under resale agreements and other short-term investments	4,668	6,078	4,079	5,367	4,954
Trading assets	6,525	5,607	5,300	7,344	9,930
Securities available for sale	45,443	42,629	52,635	71,420	51,195
Mortgages held for sale	32,286	33,097	39,913	39,714	43,521
Loans held for sale	829	721	617	594	629
Loans	325,487	319,116	307,491	300,622	306,676
Allowance for loan losses	(3,772)	(3,764)	(3,799)	(3,851)	(3,845)

Net loans	321,715	315,352	303,692	296,771	302,831

Mortgage servicing rights:
Measured at fair value (residential MSRs)	17,779	17,591	17,712	15,650	13,800
Amortized	400	377	328	175	142
Premises and equipment, net	4,864	4,698	4,645	4,529	4,493
Goodwill	11,275	11,275	11,192	11,091	11,050
Other assets	27,632	29,543	30,737	32,792	36,659

Total assets	$485,901	$481,996	$483,441	$499,516	$492,428

LIABILITIES
Noninterest-bearing deposits	$89,067	$89,119	$86,849	$89,448	$88,701
Interest-bearing deposits	222,090	221,124	227,470	237,004	219,604

Total deposits	311,157	310,243	314,319	326,452	308,305
Short-term borrowings	13,181	12,829	13,800	13,619	21,350
Accrued expenses and other liabilities	25,101	25,903	26,369	33,794	36,312
Long-term debt	90,327	87,145	84,091	83,757	84,500

Total liabilities	439,766	436,120	438,579	457,622	450,467

STOCKHOLDERS’ EQUITY
Preferred stock	740	384	465	548	634
Common stock	5,788	5,788	5,788	5,788	5,788
Additional paid-in capital	7,875	7,739	7,667	7,562	7,479
Retained earnings	36,439	35,277	34,080	31,964	31,750
Cumulative other comprehensive income	289	302	633	155	576
Treasury stock	(4,204)	(3,203)	(3,273)	(3,537)	(3,587)
Unearned ESOP shares	(792)	(411)	(498)	(586)	(679)

Total stockholders’ equity	46,135	45,876	44,862	41,894	41,961

Total liabilities and stockholders’ equity	$485,901	$481,996	$483,441	$499,516	$492,428

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES

	Quarter ended
	Mar. 31	,	Dec. 31	,	Sept. 30	,	June 30	,	Mar. 31	,
(in millions)	2007		2006		2006		2006		2006

EARNING ASSETS
Federal funds sold, securities purchased under resale agreements and other short-term investments	$5,867		$7,751		$4,247		$4,855		$5,192
Trading assets	4,305		3,950		3,880		5,938		6,099
Debt securities available for sale:
Securities of U.S. Treasury and federal agencies	753		786		912		935		866
Securities of U.S. states and political subdivisions	3,532		3,406		3,240		3,013		3,106
Mortgage-backed securities:
Federal agencies	30,640		31,718		47,009		40,160		27,718
Private collateralized mortgage obligations	3,993		5,130		7,696		7,176		6,562

Total mortgage-backed securities	34,633		36,848		54,705		47,336		34,280
Other debt securities (1)	5,778		6,406		6,865		6,246		5,280

Total debt securities available for sale (1)	44,696		47,446		65,722		57,530		43,532
Mortgages held for sale (2)	32,343		37,878		42,369		51,675		39,523
Loans held for sale	794		659		622		585		651
Loans:
Commercial and commercial real estate:
Commercial	71,063		68,402		66,216		65,424		62,769
Other real estate mortgage	30,590		29,882		29,851		28,938		28,686
Real estate construction	15,892		15,775		15,073		14,517		13,850
Lease financing	5,503		5,500		5,385		5,429		5,436

Total commercial and commercial real estate	123,048		119,559		116,525		114,308		110,741
Consumer:
Real estate 1-4 family first mortgage	54,444		50,836		50,138		55,019		74,383
Real estate 1-4 family junior lien mortgage	69,079		68,208		65,991		62,740		59,972
Credit card	14,557		13,737		12,810		11,947		11,765
Other revolving credit and installment	53,539		53,206		51,988		50,098		48,329

Total consumer	191,619		185,987		180,927		179,804		194,449
Foreign	6,762		6,620		6,528		6,276		5,942

Total loans (2)	321,429		312,166		303,980		300,388		311,132
Other	1,327		1,333		1,348		1,363		1,389

Total earning assets	$410,761		$411,183		$422,168		$422,334		$407,518

FUNDING SOURCES
Deposits:
Interest-bearing checking	$4,615		$4,477		$4,370		$4,288		$4,069
Market rate and other savings	140,934		135,673		132,906		134,182		134,228
Savings certificates	38,514		36,382		33,909		30,308		28,718
Other time deposits	9,312		19,838		36,920		38,288		33,726
Deposits in foreign offices	27,647		24,425		22,303		20,898		15,152

Total interest-bearing deposits	221,022		220,795		230,408		227,964		215,893
Short-term borrowings	11,498		13,470		21,539		24,836		26,180
Long-term debt	89,027		85,809		84,112		84,486		81,686

Total interest-bearing liabilities	321,547		320,074		336,059		337,286		323,759
Portion of noninterest-bearing funding sources	89,214		91,109		86,109		85,048		83,759

Total funding sources	$410,761		$411,183		$422,168		$422,334		$407,518

NONINTEREST-EARNING ASSETS
Cash and due from banks	$11,862		$12,379		$12,159		$12,437		$12,897
Goodwill	11,274		11,259		11,156		11,075		10,963
Other	48,208		47,764		49,196		45,610		43,817

Total noninterest-earning assets	$71,344		$71,402		$72,511		$69,122		$67,677

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$88,769		$91,259		$89,245		$88,917		$86,997
Other liabilities	25,474		25,687		25,839		22,835		23,320
Stockholders’ equity	46,315		45,565		43,536		42,418		41,119
Noninterest-bearing funding sources used to fund earning assets	(89,214)		(91,109)		(86,109)		(85,048)		(83,759)

Net noninterest-bearing funding sources	$71,344		$71,402		$72,511		$69,122		$67,677

TOTAL ASSETS	$482,105		$482,585		$494,679		$491,456		$475,195

(1)	Includes certain preferred securities.
(2)	Nonaccrual loans are included in their respective loan categories.

Wells Fargo & Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Quarter ended March 31	,
(in millions)	2007	2006

Balance, beginning of period	$45,876	$40,660
Cumulative effect from adoption of:
FAS 156 (1)	—	101
FSP13-2 (2)	(71)	—
Net income	2,244	2,018
Other comprehensive income (loss), net of tax, related to:
Translation adjustments	1	—
Investment securities and other interests held	18	(205)
Derivative instruments and hedging activities	(38)	119
Defined benefit pension plans	6	(3)
Common stock issued	448	485
Common stock repurchased	(1,631)	(646)
Preferred stock released to ESOP	128	105
Common stock dividends	(948)	(874)
Other, net	102	201

Balance, end of period	$46,135	$41,961

(1)	Financial Accounting Standard No. 156, Accounting for Servicing of Financial Assets – an amendment of FASB Statement No. 140.
(2)	FASB Staff Position 13-2, Accounting for a Change or Projected Change in the Timing of Cash Flows Related to Income Taxes Generated by a Leveraged Lease Transaction.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER LOANS

	Mar. 31	,	Dec. 31	,	Sept. 30	,	June 30	,	Mar. 31	,
(in millions)	2007		2006		2006		2006		2006

Commercial and commercial real estate:
Commercial	$72,268		$70,404		$66,797		$66,014		$63,836
Other real estate mortgage	31,542		30,112		29,914		29,281		28,754
Real estate construction	15,869		15,935		15,397		14,764		14,308
Lease financing	5,494		5,614		5,443		5,301		5,402

Total commercial and commercial real estate	125,173		122,065		117,551		115,360		112,300
Consumer:
Real estate 1-4 family first mortgage	55,982		53,228		49,765		50,491		66,106
Real estate 1-4 family junior lien mortgage	69,489		68,926		67,185		64,727		61,115
Credit card	14,594		14,697		13,343		12,387		11,618
Other revolving credit and installment	53,445		53,534		53,080		51,236		49,295

Total consumer	193,510		190,385		183,373		178,841		188,134
Foreign	6,804		6,666		6,567		6,421		6,242

Total loans (net of unearned income)	$325,487		$319,116		$307,491		$300,622		$306,676

FIVE QUARTER NONACCRUAL LOANS AND OTHER ASSETS

	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,	June 30 ,	Mar. 31 ,
(in millions)	2007	2006	2006	2006	2006

Nonaccrual loans:
Commercial and commercial real estate:
Commercial	$350	$331	$256	$253	$256
Other real estate mortgage	114	105	116	137	163
Real estate construction	82	78	90	31	21
Lease financing	31	29	27	26	31

Total commercial and commercial real estate	577	543	489	447	471
Consumer:
Real estate 1-4 family first mortgage (1)	701	688	595	585	508
Real estate 1-4 family junior lien mortgage	233	212	200	179	190
Other revolving credit and installment	195	180	167	139	188

Total consumer	1,129	1,080	962	903	886
Foreign	46	43	38	45	37

Total nonaccrual loans	1,752	1,666	1,489	1,395	1,394
As a percentage of total loans	0.54%	0.52%	0.48%	0.46%	0.45%

Foreclosed assets:
GNMA loans (2)	381	322	266	238	227
Other	528	423	342	275	228
Real estate and other nonaccrual investments (3)	5	5	3	9	—

Total nonaccrual loans and other assets	$2,666	$2,416	$2,100	$1,917	$1,849

As a percentage of total loans	0.82%	0.76%	0.68%	0.64%	0.60%

(1)	Includes nonaccrual mortgages held for sale.

(2)	Consistent with regulatory reporting requirements, foreclosed real estate securing Government National Mortgage Association (GNMA) loans is classified as nonperforming. These assets are fully collectible because the corresponding GNMA loans are insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs.

(3)	Includes real estate investments (contingent interest loans accounted for as investments) that would be classified as nonaccrual if these assets were recorded as loans.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN THE ALLOWANCE FOR CREDIT LOSSES

	Quarter ended
	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,	June 30 ,	Mar. 31 ,
(in millions)	2007	2006	2006	2006	2006

Balance, beginning of quarter	$3,964	$3,978	$4,035	$4,025	$4,057

Provision for credit losses	715	726	613	432	433

Loan charge-offs:
Commercial and commercial real estate:
Commercial	(126)	(139)	(103)	(93)	(79)
Other real estate mortgage	(1)	(2)	(1)	(1)	(1)
Real estate construction	—	(1)	(1)	—	—
Lease financing	(7)	(8)	(6)	(7)	(9)

Total commercial and commercial real estate	(134)	(150)	(111)	(101)	(89)
Consumer:
Real estate 1-4 family first mortgage	(24)	(22)	(30)	(22)	(29)
Real estate 1-4 family junior lien mortgage	(83)	(56)	(36)	(28)	(34)
Credit card	(183)	(154)	(133)	(113)	(105)
Other revolving credit and installment	(474)	(513)	(501)	(349)	(322)

Total consumer	(764)	(745)	(700)	(512)	(490)
Foreign	(62)	(59)	(74)	(74)	(74)

Total loan charge-offs	(960)	(954)	(885)	(687)	(653)

Loan recoveries:
Commercial and commercial real estate:
Commercial	24	27	26	31	27
Other real estate mortgage	2	5	8	5	1
Real estate construction	1	1	—	1	1
Lease financing	5	5	4	6	6

Total commercial and commercial real estate	32	38	38	43	35
Consumer:
Real estate 1-4 family first mortgage	6	6	8	9	3
Real estate 1-4 family junior lien mortgage	9	9	9	10	8
Credit card	31	24	23	25	24
Other revolving credit and installment	149	136	124	148	129

Total consumer	195	175	164	192	164
Foreign	18	15	20	20	21

Total loan recoveries	245	228	222	255	220

Net loan charge-offs	(715)	(726)	(663)	(432)	(433)

Other	1	(14)	(7)	10	(32)

Balance, end of quarter	$3,965	$3,964	$3,978	$4,035	$4,025

Components:
Allowance for loan losses	$3,772	$3,764	$3,799	$3,851	$3,845
Reserve for unfunded credit commitments	193	200	179	184	180

Allowance for credit losses	$3,965	$3,964	$3,978	$4,035	$4,025

Net loan charge-offs (annualized) as a percentage of average total loans	0.90%	0.92%	0.86%	0.58%	0.56%

Allowance for loan losses as a percentage of:
Total loans	1.16%	1.18%	1.24%	1.28%	1.25%
Nonaccrual loans	215	226	255	276	276
Nonaccrual loans and other assets	141	156	181	201	208

Allowance for credit losses as a percentage of:
Total loans	1.22%	1.24%	1.29%	1.34%	1.31%
Nonaccrual loans	226	238	267	289	289
Nonaccrual loans and other assets	149	164	189	210	218

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended March 31		,	%
(in millions)	2007	2006		Change

Service charges on deposit accounts	$685	$623		10%

Trust and investment fees:
Trust, investment and IRA fees	537	491		9
Commissions and all other fees	194	172		13

Total trust and investment fees	731	663		10

Card fees	470	384		22

Other fees:
Cash network fees	45	44		2
Charges and fees on loans	238	242		(2)
All other	228	202		13

Total other fees	511	488		5

Mortgage banking:
Servicing income, net	216	81		167
Net gains on mortgage loan origination/sales activities	495	273		81
All other	79	61		30

Total mortgage banking	790	415		90

Operating leases	192	201		(4)
Insurance	399	364		10
Trading assets	265	134		98
Net gains (losses) on debt securities available for sale	31	(35)		—
Net gains from equity investments	97	190		(49)
All other	260	258		1

Total	$4,431	$3,685		20

NONINTEREST EXPENSE

	Quarter ended March 31		,	%
(in millions)	2007	2006		Change

Salaries	$1,867	$1,672		12%
Incentive compensation	742	668		11
Employee benefits	665	589		13
Equipment	337	335		1
Net occupancy	365	336		9
Operating leases	153	161		(5)
Outside professional services	192	193		(1)
Contract services	118	132		(11)
Travel and entertainment	109	130		(16)
Advertising and promotion	91	106		(14)
Outside data processing	111	104		7
Postage	87	81		7
Telecommunications	81	70		16
Insurance	128	76		68
Stationery and supplies	53	51		4
Operating losses	87	62		40
Security	43	43		—
Core deposit intangibles	26	29		(10)
All other	271	236		15

Total	$5,526	$5,074		9

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
	Mar. 31	,	Dec. 31	,	Sept. 30	,	June 30	,	Mar. 31	,
(in millions)	2007		2006		2006		2006		2006

Service charges on deposit accounts	$685		$695		$707		$665		$623

Trust and investment fees:
Trust, investment and IRA fees	537		525		508		509		491
Commissions and all other fees	194		210		156		166		172

Total trust and investment fees	731		735		664		675		663

Card fees	470		481		464		418		384

Other fees:
Cash network fees	45		44		48		48		44
Charges and fees on loans	238		241		244		249		242
All other	228		265		217		213		202

Total other fees	511		550		509		510		488

Mortgage banking:
Servicing income, net	216		314		188		310		81
Net gains on mortgage loan origination/sales activities	495		305		179		359		273
All other	79		58		117		66		61

Total mortgage banking	790		677		484		735		415

Operating leases	192		190		192		200		201
Insurance	399		299		313		364		364
Trading assets	265		213		106		91		134
Net gains (losses) on debt securities available for sale	31		51		121		(156)		(35)
Net gains from equity investments	97		256		159		133		190
All other	260		216		168		170		258

Total	$4,431		$4,363		$3,887		$3,805		$3,685

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
	Mar. 31	,	Dec. 31	,	Sept. 30	,	June 30	,	Mar. 31	,
(in millions)	2007		2006		2006		2006		2006

Salaries	$1,867		$1,812		$1,769		$1,754		$1,672
Incentive compensation	742		793		710		714		668
Employee benefits	665		501		458		487		589
Equipment	337		339		294		284		335
Net occupancy	365		367		357		345		336
Operating leases	153		157		155		157		161
Outside professional services	192		273		240		236		193
Contract services	118		165		143		139		132
Travel and entertainment	109		141		132		139		130
Advertising and promotion	91		102		123		125		106
Outside data processing	111		113		111		109		104
Postage	87		77		75		79		81
Telecommunications	81		66		70		73		70
Insurance	128		39		43		99		76
Stationery and supplies	53		60		57		55		51
Operating losses	87		40		33		45		62
Security	43		49		43		44		43
Core deposit intangibles	26		27		28		28		29
All other	271		290		240		264		236

Total	$5,526		$5,411		$5,081		$5,176		$5,074

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended March 31						,
	2007			2006
			Interest			Interest
	Average	Yields/	income/	Average	Yields/	income/
(in millions)	balance	rates	expense	balance	rates	expense

EARNING ASSETS
Federal funds sold, securities purchased under resale agreements and other short-term investments	$5,867	5.15%	$75	$5,192	4.21%	$54
Trading assets	4,305	5.53	59	6,099	4.61	69
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	753	4.31	8	866	4.30	9
Securities of U.S. states and political subdivisions	3,532	7.39	63	3,106	8.13	60
Mortgage-backed securities:
Federal agencies	30,640	6.19	467	27,718	5.92	406
Private collateralized mortgage obligations	3,993	6.33	62	6,562	6.46	104

Total mortgage-backed securities	34,633	6.21	529	34,280	6.02	510
Other debt securities (4)	5,778	7.44	106	5,280	7.86	104

Total debt securities available for sale (4)	44,696	6.43	706	43,532	6.36	683
Mortgages held for sale (5)	32,343	6.55	530	39,523	6.16	609
Loans held for sale	794	7.82	15	651	6.93	11
Loans:
Commercial and commercial real estate:
Commercial	71,063	8.30	1,455	62,769	7.71	1,195
Other real estate mortgage	30,590	7.41	560	28,686	7.01	497
Real estate construction	15,892	8.01	314	13,850	7.59	259
Lease financing	5,503	5.74	79	5,436	5.80	79

Total commercial and commercial real estate	123,048	7.93	2,408	110,741	7.42	2,030
Consumer:
Real estate 1-4 family first mortgage	54,444	7.33	995	74,383	6.82	1,259
Real estate 1-4 family junior lien mortgage	69,079	8.17	1,393	59,972	7.65	1,131
Credit card	14,557	13.55	493	11,765	13.23	389
Other revolving credit and installment	53,539	9.75	1,287	48,329	9.39	1,120

Total consumer	191,619	8.78	4,168	194,449	8.10	3,899
Foreign	6,762	11.54	192	5,942	12.57	185

Total loans (5)	321,429	8.51	6,768	311,132	7.95	6,114
Other	1,327	5.12	16	1,389	4.62	16

Total earning assets	$410,761	8.04	8,169	$407,518	7.50	7,556

FUNDING SOURCES
Deposits:
Interest-bearing checking	$4,615	3.25	37	$4,069	2.23	22
Market rate and other savings	140,934	2.77	963	134,228	2.08	687
Savings certificates	38,514	4.43	421	28,718	3.45	245
Other time deposits	9,312	5.13	118	33,726	4.48	373
Deposits in foreign offices	27,647	4.67	318	15,152	4.16	155

Total interest-bearing deposits	221,022	3.41	1,857	215,893	2.78	1,482
Short-term borrowings	11,498	4.78	136	26,180	4.17	270
Long-term debt	89,027	5.15	1,138	81,686	4.49	910

Total interest-bearing liabilities	321,547	3.94	3,131	323,759	3.33	2,662
Portion of noninterest-bearing funding sources	89,214	—	—	83,759	—	—

Total funding sources	$410,761	3.09	3,131	$407,518	2.65	2,662

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.95%	$5,038		4.85%	$4,894

NONINTEREST-EARNING ASSETS
Cash and due from banks	$11,862			$12,897
Goodwill	11,274			10,963
Other	48,208			43,817

Total noninterest-earning assets	$71,344			$67,677

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$88,769			$86,997
Other liabilities	25,474			23,320
Stockholders’ equity	46,315			41,119
Noninterest-bearing funding sources used to fund earning assets	(89,214)			(83,759)

Net noninterest-bearing funding sources	$71,344			$67,677

TOTAL ASSETS	$482,105			$475,195

(1)	Our average prime rate was 8.25% and 7.43% for the quarters ended March 31, 2007 and 2006, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 5.36% and 4.76% for the same quarters, respectively.

(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)	Yields are based on amortized cost balances computed on a settlement date basis.

(4)	Includes certain preferred securities.

(5)	Nonaccrual loans and related income are included in their respective loan categories.

(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

	Quarter ended
	Mar. 31	,	Dec. 31	,	Sept. 30	,	June 30	,	Mar. 31	,
(income/expense in millions, average balances in billions)	2007		2006		2006		2006		2006

COMMUNITY BANKING
Net interest income	$3,224		$3,248		$3,292		$3,321		$3,256
Provision for credit losses	306		275		236		187		189
Noninterest income	2,847		2,882		2,492		2,398		2,143
Noninterest expense	3,640		3,558		3,392		3,485		3,387

Income before income tax expense	2,125		2,297		2,156		2,047		1,823
Income tax expense	593		785		683		711		613

Net income	$1,532		$1,512		$1,473		$1,336		$1,210

Average loans	$180.8		$175.7		$172.5		$173.9		$190.4
Average assets	307.0		311.9		326.7		327.2		314.8
Average core deposits	243.9		239.8		233.1		232.0		229.0

WHOLESALE BANKING
Net interest income	$781		$787		$751		$706		$680
Provision (reversal of provision) for credit losses	13		25		—		(7)		(2)
Noninterest income	1,265		1,096		1,033		1,085		1,096
Noninterest expense	1,137		1,105		999		1,018		992

Income before income tax expense	896		753		785		780		786
Income tax expense	298		245		258		257		258

Net income	$598		$508		$527		$523		$528

Average loans	$77.9		$75.0		$72.3		$70.4		$67.6
Average assets	101.0		97.9		97.5		97.2		95.9
Average core deposits	46.7		44.0		36.5		32.0		28.4

WELLS FARGO FINANCIAL
Net interest income	$1,005		$1,015		$1,004		$957		$934
Provision for credit losses	396		426		377		252		246
Noninterest income	319		385		362		322		446
Noninterest expense	749		748		690		673		695

Income before income tax expense	179		226		299		354		439
Income tax expense	65		65		105		124		159

Net income	$114		$161		$194		$230		$280

Average loans	$62.7		$61.5		$59.2		$56.1		$53.1
Average assets	68.3		67.0		64.7		61.3		58.7
Average core deposits	—		—		0.1		0.1		0.1

CONSOLIDATED COMPANY
Net interest income	$5,010		$5,050		$5,047		$4,984		$4,870
Provision for credit losses	715		726		613		432		433
Noninterest income	4,431		4,363		3,887		3,805		3,685
Noninterest expense	5,526		5,411		5,081		5,176		5,074

Income before income tax expense	3,200		3,276		3,240		3,181		3,048
Income tax expense	956		1,095		1,046		1,092		1,030

Net income	$2,244		$2,181		$2,194		$2,089		$2,018

Average loans	$321.4		$312.2		$304.0		$300.4		$311.1
Average assets (2)	482.1		482.6		494.7		491.5		475.2
Average core deposits	290.6		283.8		269.7		264.1		257.5

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. If the management structure and/or the allocation process changes, allocations, transfers and assignments may change.

(2)	The Consolidated Company includes unallocated goodwill held at the enterprise level of $5.8 billion for all periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended
	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,	June 30	,	Mar. 31	,
(in millions)	2007	2006	2006	2006		2006

Residential MSRs measured using the fair value method:
Fair value, beginning of quarter	$17,591	$17,712	$15,650	$13,800		$12,547
Purchases	159	222	2,907	511		219
Servicing from securitizations or asset transfers	828	843	965	1,310		989
Sales	—	(469)	—	—		—

Changes in fair value:
Due to changes in valuation model inputs or assumptions (1)	(11)	66	(1,147)	550		522
Other changes in fair value (2)	(788)	(783)	(663)	(521)		(477)

Fair value, end of quarter	$17,779	$17,591	$17,712	$15,650		$13,800

(1)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.

(2)	Represents changes due to collection/realization of expected cash flows over time.

	Quarter ended
	Mar. 31	,	Dec. 31	,	Sept. 30	,	June 30	,	Mar. 31	,
(in millions)	2007		2006		2006		2006		2006

Amortized MSRs:
Balance, beginning of quarter	$377		$328		$175		$142		$122
Purchases	29		53		161		39		25
Servicing from securitizations or asset transfers	10		9		2		—		—
Amortization	(16)		(13)		(10)		(6)		(5)

Balance, end of quarter (1)	$400		$377		$328		$175		$142

Fair value of amortized MSRs:
Beginning of quarter	$457		$440		$252		$205		$146
End of quarter	484		457		440		252		205

(1)	There was no valuation allowance for the periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

	Quarter ended
	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,	June 30 ,	Mar. 31 ,
(in millions)	2007	2006	2006	2006	2006

Servicing income, net:
Servicing fees (1)	$1,054	$1,011	$947	$820	$747
Changes in fair value of residential MSRs:
Due to changes in valuation model inputs or assumptions (2)	(11)	66	(1,147)	550	522
Other changes in fair value (3)	(788)	(783)	(663)	(521)	(477)
Amortization	(16)	(13)	(10)	(6)	(5)
Net derivative gains (losses) from economic hedges (4)	(23)	33	1,061	(533)	(706)

Total servicing income, net	$216	$314	$188	$310	$81

Market-related valuation changes to MSRs, net of hedge results (2) + (4)	$(34)	$99	$(86)	$17	$(184)

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues.

(2)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.

(3)	Represents changes due to collection/realization of expected cash flows over time.

(4)	Represents results from free-standing derivatives (economic hedges) used to hedge the risk of changes in fair value of MSRs.

	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,	June 30 ,	Mar. 31 ,
(in billions)	2007	2006	2006	2006	2006

Managed servicing portfolio:
Loans serviced for others (1)	$1,309	$1,280	$1,235	$1,020	$931
Owned loans serviced (2)	88	86	90	90	110

Total owned servicing	1,397	1,366	1,325	1,110	1,041
Sub-servicing	26	19	20	23	25

Total managed servicing portfolio	$1,423	$1,385	$1,345	$1,133	$1,066

Ratio of MSRs to related loans serviced for others	1.39%	1.41%	1.46%	1.55%	1.50%

Weighted-average note rate (owned servicing only)	5.93%	5.92%	5.86%	5.80%	5.75%

(1)	Consists of 1-4 family first mortgage and commercial mortgage loans.

(2)	Consists of mortgages held for sale and 1-4 family first mortgage loans.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

	Quarter ended
	Mar. 31	,	Dec. 31	,	Sept. 30	,	June 30	,	Mar. 31	,
(in billions)	2007		2006		2006		2006		2006

Application Data:
Wells Fargo Home Mortgage first mortgage quarterly applications	$113		$90		$95		$108		$95
Refinances as a percentage of applications	46%		50%		41%		34%		39%
Wells Fargo Home Mortgage first mortgage unclosed pipeline, at quarter end	$57		$48		$55		$63		$59

	Quarter ended
	Mar. 31	,	Dec. 31	,	Sept. 30	,	June 30	,	Mar. 31	,
(in billions)	2007		2006		2006		2006		2006

Residential Real Estate Originations: (1)
Quarter:
Wells Fargo Home Mortgage first mortgage loans:
Retail	$26		$29		$29		$33		$26
Correspondent/Wholesale	31		29		36		35		28
Home equity loans and lines	8		9		10		11		9
Wells Fargo Financial	3		3		2		2		3

Total	$68		$70		$77		$81		$66

Year-to-date	$68		$294		$224		$147		$66

(1)	Consists of residential real estate originations from all Wells Fargo channels.